Exhibit 99.1

PRESS RELEASE

PORTRAIT CORPORATION OF AMERICA, INC. FILES NOTIFICATION OF LATE FILING WITH SEC

MATTHEWS, NC, December 14, 2005 - Portrait Corporation of America, Inc. (“PCA” or the “Company”) has filed Form 12b-25, Notification of Late Filing, in connection with its Quarterly Report on Form 10-Q, which was due today. In its filing, PCA noted it is unable to file timely its 10-Q for the fiscal quarter ended October 30, 2005 (“Q3 2005”), because its newly appointed independent registered public accounting firm, Eisner LLP, has not had sufficient time to complete their review of the Company’s financial statements for Q3 2005.

PCA disclosed in its Form 12b-25 filing the following preliminary financial information for Q3 2005, which it expects to report in its 10-Q for Q3 2005, subject to review of Q3 2005 by Eisner LLP. The Company anticipates higher sales in Q3 2005 than in the fiscal quarter ended October 31, 2004 (“Q3 2004”), $70.6 million as compared to $68.8 million. The Company experienced negative same studio sales in its Wal-Mart permanent portrait studios of 4.2% in Q3 2005, despite a 1.4% increase in customer orders. This increase in orders was offset by a decrease in customer deliveries as a result of the Company’s decision during Q3 2005 to abandon the operational practice of accelerating delivery of an additional week’s worth of customer photography during the last two weeks of a fiscal period. The Company concluded that the costs of this practice (e.g., diversion of associates’ attention to delivering product rather than acquiring and photographing customers; consumption of field resources that otherwise could be productively utilized for hiring and training support; additional film shipments from studios; additional freight costs; and employee overtime pay in manufacturing) outweighed the potential perceived benefits. This decision impacts sales and cost of sales in the condensed consolidated statement of operations and inventories and other accrued liabilities in the condensed consolidated balance sheet.

The Company anticipates lower sales in the thirty-nine weeks ended October 30, 2005 (“YTD 2005”) than in the thirty-nine weeks ended October 31, 2004 (“YTD 2004”), $215.6 million as compared to $217.2 million. The Company experienced negative same studio sales in its Wal-Mart permanent portrait studios of 6.4% in YTD 2005 which was comprised of a 2.9% decrease in customer orders and a decrease in customer deliveries. Again, the decrease in customer deliveries was a result of the Company’s decision to abandon the operational practice of accelerating deliveries as described above.

These same studio sales trends have reduced expected gross profit to 8.2% of sales in Q3 2005, or $5.8 million, compared to 10.9% in Q3 2004, or $7.5 million. Gross profit is expected to be reduced to 13.7% of sales in YTD 2005, or $29.5 million, compared to 16.5% in YTD 2004, or $35.9 million. Loss from operations is expected to increase to 9.9% of sales in Q3 2005, or $7.0 million, compared to 9.2% in Q3 2004, or $6.3 million. Loss from operations is expected to increase to 3.4% of sales YTD 2005, or $7.4 million, compared to 0.1% in YTD 2004, or $0.2 million. Loss before taxes is expected to increase to $17.6 million in Q3 2005, compared to $14.6 million in Q3 2004. The expected increase in loss before taxes is primarily the result of a $2.4 million increase in interest expense. Loss before taxes is expected to increase to $36.7 million in YTD 2005, compared to $24.4 million in YTD 2004. The expected increase in loss before taxes is the result of a $7.2 million increase in loss from operations, a $4.1 million increase in interest expense, and $1.0 million in early extinguishment of debt. Net loss is expected to decrease to $17.6 million in Q3 2005, compared to $34.4 million in Q3 2004. The expected decrease in net loss in Q3 2005 is the result of changes in loss before taxes described above and a $19.8 million income tax provision recorded in Q3 2004 as a result of recognizing a valuation allowance on PCA’s deferred tax assets. During Q3 2004, the Company determined, based on the weight of available evidence, it is more likely than not that such assets will not ultimately be realized. Net loss is expected to decrease to $36.7 million in YTD 2005, compared to $37.8 million in YTD 2004. The expected decrease in net loss in YTD 2005 is the result of changes in loss before taxes described above and a $13.4 million income tax provision recorded in YTD 2004 as a result of recognizing a valuation allowance on the Company’s deferred tax assets.

Not disclosed in PCA’s Form 12b-25 filing was Adjusted EBITDA, which is defined as income (loss) before cumulative effect of accounting change plus other expense, early extinguishments of debt, interest, taxes, depreciation and amortization. Because Adjusted EBITDA is not a GAAP financial measure, other companies may present similarly titled items determined with differing adjustments. Accordingly, this measure as presented herein should not be used to evaluate the Company’s performance by comparison to any similarly titled measures presented by other companies. PCA’s Adjusted EBITDA is expected to decrease to (5.2)% of sales in Q3 2005, or $(3.6) million, compared to (4.7)% in Q3 2004, or $(3.2) million. Adjusted EBITDA is expected to decrease to 1.4% of sales in YTD 2005, or $2.9 million, compared to 4.2% in YTD 2004, or $9.2 million. PCA evaluates performance based on Adjusted EBITDA, which excludes certain items, including other expense and the loss on early extinguishments of debt, which management believes are not indicative of PCA’s core operating results and are not expected to have a financial impact in the foreseeable future. PCA therefore utilizes Adjusted EBITDA as a useful alternative to net income (loss) as an indicator of operating performance. However, Adjusted EBITDA is not a measure of financial performance under GAAP and Adjusted EBITDA should be considered in addition to, but not as a substitute for, other measures of financial performance reported in accordance with GAAP, such as net income (loss). While management believes some of the items excluded from Adjusted EBITDA are not indicative of PCA’s core operating results, these items do impact PCA’s statement of operations; therefore, management utilizes Adjusted EBITDA as an operating performance measure in conjunction with a comparable GAAP measure such as net income (loss) and/or income (loss) from operations. A reconciliation of Adjusted EBITDA to net loss for Q3 2005, Q3 2004, YTD 2005 and YTD 2004 is as follows:

	Q3 2005	Q3 2004	YTD 2005	YTD 2004
	(in millions)

Adjusted EBITDA	$(3.6)	$(3.2)	$2.9	$9.2
Reconciling items:
Depreciation and amortization	(3.3)	(3.1)	(10.3)	(9.4)
Net interest expense	(10.7)	(8.3)	(28.3)	(24.2)
Early extinguishment of debt	---	---	(1.0)	---
Income tax provision	---	(19.8)	---	(13.4)

Net loss	$(17.6)	$(34.4)	$(36.7)	$(37.8)

In addition, on December 13, 2005, PCA received a comment letter from the Securities and Exchange Commission (“SEC”) on its Form 10-K for the fiscal year ended January 31, 2005 and its Form 10-Q for the fiscal quarter ended July 31, 2005. The Company is currently in the process of reviewing and preparing its responses to the comment letter. The Company believes, but can give no assurance, that the ultimate resolution of these comments will not have a material effect on the Company’s previously reported or future financial statements or disclosures.

About Portrait Corporation of America, Inc.

PCA is the largest operator of retail portrait studios in North America and one of the largest providers of professional portrait photography products and services in North America based on sales and number of customers. Operating under the trade name Wal-Mart Portrait Studios, PCA is the sole portrait photography provider for Wal-Mart Stores, Inc. As of October 30, 2005, PCA operated 2,513 permanent portrait studios in Wal-Mart discount stores and supercenters in the United States, Canada, Mexico, Germany and the United Kingdom and provided traveling services to approximately 600 additional Wal-Mart store locations in the United States. PCA also serves other retailers and sales channels with professional portrait photography services.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve risk, uncertainties, and other factors, which may cause the actual results, performance, or achievement expressed or implied by such forward-looking statements to differ materially from the forward-looking statements. Specifically, all statements regarding PCA’s financial results for Q3 2005 are the Company’s preliminary expectations of the results it anticipates reporting when it files its 10-Q for Q3 2005. These preliminary results are subject to change based on the results of the review of Q3 2005 being conducted by the Company’s newly engaged registered independent public accounting firm. Additionally, the Company’s statements regarding the expected outcome of the SEC review of its most recently filed 10-K and 10-Q are forward-looking statements, and are subject to change based on the outcome of the Company’s dealings and discussions with the SEC to resolve these comments. Although PCA believes these forward-looking statements are reasonable, it can give no assurance that such statements will prove correct. PCA cautions that any forward-looking statements contained herein are not a guarantee of future performance and that actual results may differ materially. Additional relevant risk factors that could cause actual results to differ materially from matters expressed or implied by any forward-looking statements in this press release are discussed under “Risk Factors” in the Company’s most recent report on Form 10-K filed with the SEC, as amended or supplemented from time to time by the Company’s reports on Form 10-Q and 8-K filed with, or furnished to, the SEC. These documents also may be examined at public reference facilities maintained by the SEC or accessed via the SEC’s EDGAR database through the web site of the SEC (www.sec.gov). The Company does not undertake any obligation to update any forward-looking statements it makes and is not responsible for any changes made to this press release by wire or Internet services.

Contact:
Portrait Corporation of America, Inc.
Jody Billiard (704) 588-4351 x2227

PORTRAIT CORPORATION OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(dollar amounts in thousands)

	October 30, 2005	January 30, 2005
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,347	$15,178
Accounts receivable	3,214	2,781
Inventories	14,917	11,439
Deferred income taxes	108	108
Prepaid expenses and other assets	8,254	3,303
Total current assets	30,840	32,809

PROPERTY AND EQUIPMENT:
Land and improvements	2,306	2,306
Buildings and improvements	13,893	13,684
Photographic, sales and finishing equipment	160,606	152,315
Studio improvements	28,020	26,530
Construction in progress	2,196	3,048
Total	207,021	197,883
Accumulated depreciation and amortization	(133,973)	(123,974)
Property and equipment, net	73,048	73,909
GOODWILL	53,027	52,989
OTHER INTANGIBLE ASSETS	135	135
DEFERRED FINANCING COSTS, NET	9,318	6,823
OTHER ASSETS	173	127
TOTAL ASSETS	$166,541	$166,792

PORTRAIT CORPORATION OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (continued)
(Unaudited)
(dollar amounts in thousands)

	October 30, 2005	January 30, 2005
LIABILITIES AND SHAREHOLDERS’ DEFICIENCY
CURRENT LIABILITIES:
Short-term borrowings	$3,200	$	---
Current portion of long-term debt	21		182
Accounts payable—trade	34,922		36,179
Accrued insurance	4,216		4,141
Accrued income taxes	1,894		2,022
Accrued compensation	5,807		4,834
Accrued interest	7,034		10,377
Other accrued liabilities	23,948		14,467
Total current liabilities	81,042		72,202
LONG-TERM DEBT	270,803		245,680
DEFERRED INCOME TAXES	108		108
OTHER LIABILITIES	6,724		4,843
TOTAL LIABILITIES	358,677		322,833
COMMITMENTS AND CONTINGENCIES
SERIES A REDEEMABLE CONVERTIBLE PREFERRED STOCK, $0.01 par value at October 30, 2005 and at January 30, 2005 (authorized—200,000 shares; outstanding—15,000 shares)	15,000		15,000
SHAREHOLDERS’ DEFICIENCY:
Common stock, $0.01 par value at October 30, 2005 and at January 30, 2005 (authorized—20,000,000 shares; issued and outstanding at October 30, 2005 and at January 30, 2005—2,294,352 shares)	23		23
Warrants to purchase Series A redeemable convertible preferred stock (issued and outstanding—287)	642		642
Warrants to purchase common stock (issued and outstanding—306,610)	2,947		2,947
Additional paid-in capital	24,104		24,104
Deferred compensation	(200)		(256)
Accumulated deficit	(234,902)		(198,233)
Accumulated other comprehensive income (loss)	250		(268)
Total shareholders’ deficiency	(207,136)		(171,041)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIENCY	$166,541		$166,792

PORTRAIT CORPORATION OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(dollar amounts in thousands)

	For the Thirteen Weeks Ended		For the Thirty-Nine Weeks Ended
	October 30, 2005	October 31, 2004 (as restated; see note below)	October 30, 2005	October 31, 2004 (as restated; see note below)
SALES	$70,557	$68,829	$215,625	$217,167
COST OF SALES	64,737	61,348	186,143	181,316
GROSS PROFIT	5,820	7,481	29,482	35,851
GENERAL AND ADMINISTRATIVE	12,793	13,786	36,838	36,028
LOSS FROM OPERATIONS	(6,973)	(6,305)	(7,356)	(177)
INTEREST INCOME	13	1	20	5
INTEREST EXPENSE	(10,689)	(8,310)	(28,353)	(24,188)
EARLY EXTINGUISHMENT OF DEBT	---	---	(980)	---
LOSS BEFORE INCOME TAXES	(17,649)	(14,614)	(36,669)	(24,360)
INCOME TAX PROVISION	---	(19,774)	---	(13,440)
NET LOSS	$(17,649)	$(34,388)	$(36,669)	$(37,800)

PORTRAIT CORPORATION OF AMERICA, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(dollar amounts in thousands)
	For the Thirty-Nine Weeks Ended
	October 30, 2005	October 31, 2004 (as restated; see Note 15)
OPERATING ACTIVITIES:
Net loss	$(36,669)	$(37,800)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	10,303	9,349
Amortization of deferred financing costs	1,463	1,241
Paid-in-kind interest	3,679	3,139
Early extinguishment of debt	980	---
Amortization of debt discounts	460	461
Stock compensation expense	56	58
Provision for deferred income tax benefit	---	13,440
Loss on disposal of property and equipment	566	338
Changes in assets and liabilities which provided (used) cash:
Accounts receivable	(433)	(1,703)
Inventories	(3,478)	(1,038)
Prepaid expenses and other assets	(5,191)	(8)
Other noncurrent assets	(46)	0
Accounts payable—trade	(1,257)	15,345
Accrued expenses	920	704
Accrued interest	(3,343)	(4,498)
Other current accrued liabilities	9,481	6,201
Other noncurrent accrued liabilities	1,881	1,411
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(20,628)	6,640
INVESTING ACTIVITIES:
Purchases of property and equipment	(9,759)	(17,133)
Purchase of Hometown Threads	---	(1,140)
Proceeds from sales of property and equipment	4	---
NET CASH USED IN INVESTING ACTIVITIES	(9,755)	(18,273)
FINANCING ACTIVITIES:
Proceeds from issuance of senior secured notes	50,000	---
Increase in borrowings under senior secured credit facility	49,200	67,800
Repayment of senior secured credit facility and capital lease obligations	(75,014)	(50,856)
Repayment of installment purchase agreement	(163)	(228)
Deferred financing costs	(4,698)	(42)
NET CASH PROVIDED BY FINANCING ACTIVITIES	19,325	16,674
EFFECT OF EXCHANGE RATE CHANGES ON CASH	227	(143)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(10,831)	4,898
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	15,178	4,820
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$4,347	$9,718

Note: During fiscal 2004, the Company became aware of a tax claim from the Servicio De Administracion Tributaria (the “SAT”), the Mexican Tax Authority, against the Company’s Mexican subsidiary. The Company engaged legal representation in Mexico and the U.S. to assist in negotiating a settlement with SAT and engaged an independent accounting firm to perform forensic accounting work to determine the extent of suspected fraudulent transactions conducted by former employees of the subsidiary.

As a result, the Company concluded its financial statements required restatement due to errors discovered in the Company’s Mexico accounting department books and records. These errors related primarily to the capitalization and depreciation of property and equipment and expensing of prepaid assets. Additionally, several financial statement account balances were reported differently to the Company than was reported in the Mexico general ledger. Although the Company believes these errors did not result in a material misstatement of the Company’s consolidated financial statements for any previously filed annual or interim periods, the cumulative effect of correcting these errors would have had a material effect on the Company’s results of operations for fiscal 2004. As a result, the Company has restated the accompanying condensed consolidated financial statements for the thirteen weeks and thirty-nine weeks ended October 31, 2004.